MANAGEMENT AGREEMENT

This Agreement is made and entered into as of this 1st day of September 2012, by and between MetaSolutions, Inc., a Nevada Corporation (“MSI”), and Peter McGoldrick, an individual (“PM”).

In consideration of and for the mutual promises and covenants contained herein, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:

1.

Purpose

MSI hereby retains PM during the term specified in Section 2 hereof to render management advice and management services to MSI, upon the terms and conditions as set forth herein.

2.

Term

This Agreement shall be effective for a beginning period of one hundred eighty (180) days commencing September 1, 2012. With consecutive terms of 3 periods consisting of one hundred eighty (180) days each based on management performance and MSI Board of Directors oversight.

3.

Duties of PM

During the term of this Agreement the following services will be provided by PM to ensure that MSI’s objectives are met:

(a) Perform due diligence and review on any business activities entered into by MSI.

(b) Negotiate and act on the behalf of MSI.

(c) Advise MSI of industry standards and practices.

(d) Introduce strategic partners and clients to MSI.

(e) Manage MSI’s day-to-day activities and perform the necessary functions.

(f) Appoint management to MSI’s executive positions, such as CEO and president, and/or CFO.

(g) Manage all aspects of MSI’s progress in securing necessary capital to fund its operations and pursuit of listing on a national trading exchange.

PM's services shall be provided on a non-exclusive basis. PM shall have no express authority to bind MSI. PM shall provide its services on a best-efforts basis.

4.

Relationships with Others

MSI acknowledges that nothing herein contained shall be construed to limit or restrict PM or its affiliates from rendering such services or advice to others.

5.

PM's Liability

In the absence of gross negligence or willful misconduct on the part of PM (or affiliates or appointed management), or PM's breach of this Agreement, PM shall not be liable to MSI, or to any officer, director, employee, shareholder or creditor of MSI, for any act or omission in the course of or in connection with the rendering or providing of advice hereunder. Except in those cases where the gross negligence or willful misconduct of PM or the breach by PM of this Agreement is alleged and proven, MSI agrees to defend, indemnify and hold PM harmless.

6.

Expenses

MSI shall be liable for reasonable expenses incurred by PM in connection with services rendered by PM to MSI pursuant to this Agreement.

7.

Management Compensation

As compensation for the management services to be rendered by PM to MSI pursuant to Section 3 hereof, MSI shall accrue deferred compensation each month payable to PM of one thousand dollars ($1,000 USD), beginning on September 1, 2012, for the duration of the agreement pursuant to Section 2 hereof. If successful continued services have been reached between PM and MSI (180 days X 2), then MSI shall increase deferred compensation owing PM to one thousand five hundred dollars ($1,500 USD) per month.

8.   Form of Payment

All fees due to PM pursuant to Section 7 hereof are due and payable to PM by bank check or comparable bank guaranteed instrument, or as otherwise agreed between the parties hereto.

9.  Severability

Every provision of this Agreement is intended to be severable. If any term or provision hereof is deemed unlawful or invalid for any reason whatsoever, such unlawfulness or invalidity shall not affect the validity of the remainder of this Agreement.

10. Waiver of Breach

The waiver by a party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach of this Agreement.

11. Assignment

Except as otherwise provided herein, the rights and benefits of the parties contained in this Agreement shall inure to the benefit of and be binding upon the successors, assignees, administrators, and personal representatives of the parties hereto. Neither party shall have the right to assign this Agreement or any obligation set forth hereunder without the written consent of the other party, which consent what not be unreasonably withheld; provided however, that PM may without such consent assign any or all rights to any compensation hereunder (whether direct or contingent) if accomplished in compliance with Section 14 hereof and in accordance with any and all applicable laws.

12. Compliance with Law

During the Term, PM shall comply with all laws and regulations applicable to PM in the conduct of its business.

13.

Arbitration

Any controversy or claim arising out of or relating to any interpretation, breach or dispute concerning any of the terms or provisions of this Agreement, which disagreement is not settled within thirty days after it arises, shall be settled by binding arbitration in New York in accordance with the laws of the State of New York and under the rules then obtaining of the American Arbitration Association and judgment upon the award rendered in said arbitration shall be final and may be entered in any court of the State of New York having jurisdiction thereof.  Any party hereto may apply for such arbitration.

14.

Attorney Fees

In the event that an action at law or in equity is brought to enforce the provisions of this Agreement or to prevent a breach thereof, the successful party in such action or arbitration proceeding shall be entitled to an award of attorney's fees and other costs as shall be established by the court or pursuant to a binding arbitration proceeding.

15.

Applicable Law

This Agreement shall be construed as a whole and in accordance with its fair meaning.  This Agreement shall be interpreted in accordance with the laws of the State of New York.

16.

Entire Agreement

This Agreement, together with the documents and exhibits referred to herein, embodies the entire understanding among the parties and merges all prior discussions or communications among them, and no party shall be bound by any definitions, conditions, warranties, or representations other than as expressly stated in this Agreement, or as subsequently set forth in writing, signed by the duly authorized representatives of all of the parties hereto.

17.

No Oral Change; Waiver

This Agreement may only be changed, modified, or amended in writing by the mutual consent of the parties hereto. The provisions of this Agreement may only be waived in or by writing signed by the party against whom enforcement of any waiver is sought.

18.

Conflict of Interest

MSI acknowledges that, in the course of PM's non-exclusive services and the term, PM may now or in the future have certain potential or actual conflicts of interest. Without MSI's written consent, PM shall not engage in any commercial activity or transaction that may result in any actual or potential conflicts to the extent such conflicts may reasonably prove to be substantially and materially injurious to MSI. Notwithstanding any provision contained in this Agreement to the contrary, if PM so engages without such consent in any commercial activity or transaction (management or otherwise) with any third party that may reasonably result in such injury (whether actual or potential) to MSI, then MSI may terminate this Agreement immediately upon written notice and thereafter, MSI shall have no further obligation to compensate PM hereunder.

19.

Termination

Either party may terminate this agreement with thirty days prior written notice. PM will prepare a final bill, which will be due and payable on the termination date. If said bill is not paid, PM has the right to charge a 10% per annum interest rate on the outstanding balance.

20.

Interpretation

Each of the parties acknowledge that it has been represented by independent counsel of its choice throughout all negotiations that have preceded the execution of this Agreement, and that it has executed the same with consent and upon the advice of said independent counsel. Each party and its counsel cooperated in the drafting and preparation of this Agreement and the documents referred to herein, and any and all drafts relating thereto shall be deemed the work product of the parties and may not be construed against any party by reason of its preparation. Accordingly, any rule of law, including but not limited to any decision that would require interpretation of any ambiguities in this Agreement against the party that drafted it, is of no application and is hereby expressly waived. The provisions of this Agreement shall be construed as a whole and in accordance with its fair meaning to affect the intentions of the parties and this Agreement.

21. Miscellaneous

(a) Any notice or other communication between the parties hereto shall be sent by certified or registered mail, postage prepaid, if to PM, addressed to it at REDACTED, Attention: Peter McGoldrick or, if to MSI, addressed to it at REDACTED, Attention: Peter McGoldrick, or to such address as may hereafter be designated in writing by one party to the other. Such notice or other communication shall be deemed to be given on the date of receipt.

(b) If, during the term hereof, PM shall cease to do business, the provisions hereof relating to the duties of PM and compensation by MSI as it applies to PM shall thereupon cease to be in effect, except for MSI's obligation of payment for services rendered prior thereto. This Agreement shall survive any merger of, acquisition of, or acquisition by PM and, after any such merger or acquisition, shall be binding upon MSI and the corporation surviving such merger or acquisition.

(c) This Agreement embodies the entire agreement and understanding between MSI and PM and supersedes any and all negotiations, prior discussions and preliminary and prior agreements and understandings related to the central subject matter hereof.

(d) This Agreement has been duly authorized, executed and delivered by and on behalf of MSI and PM.

(e) This Agreement and the rights hereunder may not be assigned by either party (except by operation of law) and shall be binding upon and inure to the benefit of the parties and their respective successors, assignees and legal representatives.

(f) This Agreement may be executed in two or more counterparts, in original or facsimile form, each of which shall be deemed an original, but all of which together shall constitute but one and same agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date hereof.

Peter McGoldrick

By: /s/ Peter McGoldrick

Mr. Peter McGoldrick

MetaSolutions, Inc.

By: /s/ Peter McGoldrick

Mr. Peter McGoldrick, Chairman of the Board

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